Exhibit 99.1

Exhibit 99.1 - News Release – Third fiscal quarter ended June 26, 2022.

4600 E. 53rd St.

Davenport, IA 52807

www.lee.net

NEWS RELEASE

Lee Enterprises reports third quarter results, achieves many full-year digital targets early

Digital-only subscribers total 501,000 (49% YOY)

Reached digital inflection point in advertising with 51% digital revenue

Amplified Digital® revenue grew 74% and totaled $66M over the last twelve months

Reaffirms full year Adjusted EBITDA(1) guidance of $95 - $98 million

DAVENPORT, Iowa (August 4, 2022) — Lee Enterprises, Incorporated (NASDAQ: LEE), a leading provider of high quality, trusted, local news, information and a major platform for advertising in 77 markets, today reported third quarter fiscal 2022 financial results(2) for the period ended June 26, 2022.

“Our third quarter results once again demonstrate the success of our Three Pillar Digital Growth strategy to transform Lee Enterprises to a vibrant, digital-centric company,” said Kevin Mowbray, President and Chief Executive Officer. “With our substantial third quarter digital growth, we exceeded our full year targets in digital subscriptions, digital subscription revenue, and Amplified Digital® revenue a full quarter ahead of schedule, and we remain positioned to finish the year strong.”

Mowbray added “I am incredibly encouraged by the pace of digital transformation at Lee as we remain the fastest growing digital subscription platform in local media with 49% growth in digital subscriptions, and we reached a digital inflection point in advertising, with digital representing 51% of our total advertising and marketing services revenue. Amplified Digital® revenue continues to grow at a rapid pace, up 74% in the quarter, and totaled $66 million over the last twelve months, exceeding our year-end target of $65 million. Strong performance in these categories drove Total Digital Revenue(3) growth of 27% in the quarter.”

“With continued execution on both the revenue and cost side, we expect substantial fourth quarter Adjusted EBITDA growth as we reaffirm our full year target of $95 - $98 million,” said Mowbray.

Key Financial Highlights:

•	Total operating revenue of $195 million.
•

Total Digital Revenue was $61 million (+27% YOY) and represented nearly one-third of our total operating revenue. Total Digital Revenue was $224 million over the last twelve months, on track to achieve our full year target of $230 million.

•

Digital-only subscription revenue increased 50% in the third quarter compared to the same quarter last year and totaled $37 million over the last twelve months. Digital-only subscribers increased 49% and now total 501,000, exceeding our fiscal year-end guidance of 495,000.

•

Digital advertising and marketing services revenue reached the inflection point representing 51% of out total advertising revenue and totaled $46 million (+27% YOY). Digital marketing services revenue at Amplified Digital® fueled the growth, with quarterly revenue of $21 million (+74% YOY) and $66 million over the last twelve months, exceeding our full year target of $65 million.

•	Digital services revenue, which is predominantly TownNews, totaled $4 million in the quarter. On a standalone basis, revenue at TownNews totaled $8 million (+17% YOY).
•

Operating expenses totaled $190 million and Cash Costs(1) were up 1.0%. Rapidly rising prices, incremental investments in digital talent and technology tied to our digital growth strategy, and an increase in cost of goods sold attributed to revenue growth at Amplified Digital® led to the increase in cash costs. Partially offsetting the increases were reductions in costs tied to our legacy print revenue streams.

•	Net income totaled $0.2 million and Adjusted EBITDA totaled $23 million.

Fourth Quarter Outlook:

•	Digital Subscription Revenue	$11 million (+44% YOY)
•	Digital Advertising and Marketing Services Revenue	$48 million (+28% YOY)
•	Total Digital Revenue	$62 million (+27% YOY)
•	Adjusted EBITDA	$29 million (+13% YOY) - $32 million (+25% YOY)

Debt and Free Cash Flow:

On March 16, 2020, the Company closed on the comprehensive refinancing of all of its outstanding debt(4). The $576 million in financing has a 25-year maturity, a fixed annual interest rate of 9.0%, mandatory payments based on the Company’s Excess Cash Flow(4), and no financial performance covenants.

As of and for the 13 weeks ended June 26, 2022:

•	The principal amount of debt totaled $462.6 million, reduction of $20.1 million for the fiscal year to date.
•	Cash on the balance sheet totaled $15.7 million. Debt, net of cash on the balance sheet, totaled $446.9 million.
•	Capital expenditures totaled $2.9 million in the 13 weeks ended June 26, 2022. For 2022, we expect capital expenditures to total up to $10 million.
•	For 2022, we expect cash paid for income taxes to total between $5 million and $9 million.
•	We made no pension contributions in the fiscal year. We do not expect any material pension contributions in fiscal year 2022 as our plans are fully funded in the aggregate.

CONFERENCE CALL INFORMATION

As previously announced, we will hold an earnings conference call and audio webcast today at 9 a.m. Central Time. The live webcast will be accessible at www.lee.net and will be available for replay two hours later. Several analysts have been invited to ask questions on the call. Questions from other participants may be submitted by participating in the webcast. The call also may be monitored on a listen-only conference line by dialing (toll free) 888-378-4398 and entering a conference passcode of 941225 at least five minutes before the scheduled start. Participants on the listen-only line will not have the opportunity to ask questions.

ABOUT LEE

Lee Enterprises is a major subscription and advertising platform and a leading provider of local news and information, with daily newspapers, rapidly growing digital products and over 350 weekly and specialty publications serving 77 markets in 26 states. Year to date, Lee's newspapers have average daily circulation of 1.1 million, and our legacy websites, including acquisitions, reach more than 43 million digital unique visitors. Lee's markets include St. Louis, MO; Buffalo, NY; Omaha, NE; Richmond, VA; Lincoln, NE; Madison, WI; Davenport, IA; and Tucson, AZ. Lee Common Stock is traded on NASDAQ under the symbol LEE. For more information about Lee, please visit www.lee.net.

FORWARD-LOOKING STATEMENTS — The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This release contains information that may be deemed forward-looking that is based largely on our current expectations, and is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those anticipated. Among such risks, trends and other uncertainties, which in some instances are beyond our control, are:

•	The overall impact the COVID-19 pandemic has on the Company's revenues and costs;
•	The long-term or permanent changes the COVID-19 pandemic may have on the publishing industry, which may result in permanent revenue reductions and other risks and uncertainties;
•	We may be required to indemnify the previous owners of the BH Media or the Buffalo for unknown legal and other matters that may arise;
•	Our ability to manage declining print revenue and circulation subscribers;
•	The warrants issued in our 2014 refinancing will not be exercised;
•	The impact and duration of adverse conditions in certain aspects of the economy affecting our business;
•	Changes in advertising and subscription demand;
•	Changes in technology that impact our ability to deliver digital advertising;
•	Potential changes in newsprint, other commodities and energy costs;
•	Interest rates;
•	Labor costs;
•	Significant cyber security breaches or failure of our information technology systems;
•	Our ability to achieve planned expense reductions and realize the expected benefit of our acquisitions;
•	Our ability to maintain employee and customer relationships;
•	Our ability to manage increased capital costs;
•	Our ability to maintain our listing status on NASDAQ;
•	Competition; and
•	Other risks detailed from time to time in our publicly filed documents.

Any statements that are not statements of historical fact (including statements containing the words "aim", “may”, “will”, “would”, “could”, “believes”, “expects”, “anticipates”, “intends”, “plans”, “projects”, “considers” and similar expressions) generally should be considered forward-looking statements. Statements regarding our plans, strategies, prospects and expectations regarding our business and industry, including statements regarding the impacts that the COVID-19 pandemic and our responses thereto may have on our future operations, are forward-looking statements. They reflect our expectations, are not guarantees of performance and speak only as of the date the statement is made. Readers are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this release. We do not undertake to publicly update or revise our forward-looking statements, except as required by law.

Contact:

IR@lee.net

(563) 383-2100

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three months ended			Nine months ended
	June 26,	June 27,	Percent	June 26,	June 27,	Percent
(Thousands of Dollars, Except Per Share Data)	2022	2021	Change	2022	2021	Change

Operating revenue:
Print	44,814	54,632	(18.0)	145,032	174,933	(17.1)
Digital	46,187	36,490	26.6	132,356	104,393	26.8
Advertising and marketing services revenue	91,001	91,122	(0.1)	277,388	279,326	(0.7)
Print	78,079	81,483	(4.2)	234,962	249,332	(5.8)
Digital	10,969	7,309	50.1	28,953	20,573	40.7
Subscription revenue	89,048	88,792	0.3	263,915	269,905	(2.2)
Print	10,671	11,880	(10.2)	32,430	37,177	(12.8)
Digital	4,317	4,696	(8.1)	13,600	14,328	(5.1)
Other revenue	14,988	16,576	(9.6)	46,030	51,505	(10.6)
Total operating revenue	195,037	196,490	(0.7)	587,333	600,736	(2.2)
Operating expenses:
Compensation	78,126	82,731	(5.6)	246,333	250,048	(1.5)
Newsprint and ink	7,542	7,051	7.0	22,254	22,222	0.1
Other operating expenses	88,004	82,117	7.2	258,665	243,749	6.1
Depreciation and amortization	8,818	10,836	(18.6)	27,445	33,794	(18.8)
Assets loss (gain) on sales, impairments and other, net	1,086	242	NM	(11,340)	6,938	NM
Restructuring costs and other	6,072	1,419	NM	19,862	5,880	NM
Operating expenses	189,648	184,396	2.8	563,219	562,631	0.1
Equity in earnings of associated companies	1,050	1,689	(37.8)	4,211	4,902	(14.1)
Operating income	6,439	13,783	(53.3)	28,325	43,007	(34.1)
Non-operating (expense) income:
Interest expense	(10,292)	(11,010)	(6.5)	(31,478)	(34,129)	(7.8)
Curtailment gain	-	-	-	1,027	23,830	(95.7)
Pension withdrawal cost	-	-	-	(2,335)	(12,310)	(81.0)
Other, net	4,205	2,330	(29.9)	13,530	6,240	NM
Non-operating expenses, net	(6,087)	(8,680)	(29.9)	(19,256)	(16,369)	17.6
Income before income taxes	352	5,103	(93.1)	9,069	26,638	(66.0)
Income tax expense	156	1,366	(88.6)	2,363	7,106	(66.7)
Net income	196	3,737	(94.8)	6,706	19,532	(65.7)
Net income attributable to non-controlling interests	(465)	(510)	(8.8)	(1,588)	(1,537)	3.3
(Loss) income attributable to Lee Enterprises, Incorporated	(269)	3,227	NM	5,118	17,995	(71.6)

Earnings per common share:
Basic	(0.05)	0.56	NM	0.89	3.15	(71.8)
Diluted	(0.05)	0.55	NM	0.87	3.10	(71.8)

DIGITAL / PRINT REVENUE COMPOSITION

(UNAUDITED)

	Three months ended			Nine months ended
	June 26,	June 27,	Percent	June 26,	June 27,	Percent
(Thousands of Dollars, Except per share Data)	2022	2021	Change	2022	2021	Change

Digital Advertising and Marketing Services Revenue	46,187	36,490	26.6	132,356	104,393	26.8
Digital Only Subscription Revenue	10,969	7,309	50.1	28,953	20,573	40.7
Digital Services Revenue	4,317	4,696	(8.1)	13,600	14,328	(5.1)
Total Digital Revenue	61,473	48,495	26.8	174,909	139,294	25.6
Print Advertising Revenue	44,814	54,632	(18.0)	145,032	174,933	(17.1)
Print Subscription Revenue	78,079	81,483	(4.2)	234,962	249,332	(5.8)
Other Print Revenue	10,671	11,880	(10.2)	32,430	37,177	(12.8)
Total Print Revenue	133,564	147,995	(9.8)	412,424	461,442	(10.6)
Total Operating Revenue	195,037	196,490	(0.7)	587,333	600,736	(2.2)

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(UNAUDITED)

The table below reconciles the non-GAAP financial performance measure of Adjusted EBITDA to net income, its most directly comparable GAAP measure:

	Three months ended		Nine months ended
(Thousands of Dollars)	June 26,	June 27,	June 26,	June 27,
	2022	2021	2022	2021

Net income	196	3,737	6,706	19,532
Adjusted to exclude
Income tax expense	156	1,366	2,363	7,106
Non-operating expenses, net	6,087	8,680	19,256	16,369
Equity in earnings of TNI and MNI(5)	(1,050)	(1,689)	(4,211)	(4,902)
Loss (gain) on sale of assets and other, net	1,086	242	(11,340)	6,938
Depreciation and amortization	8,818	10,836	27,445	33,794
Restructuring costs and other	6,072	1,419	19,862	5,880
Stock compensation	327	205	1,026	639
Add:
Ownership share of TNI and MNI EBITDA (50%)	1,268	1,923	4,864	5,421
Adjusted EBITDA	22,960	26,719	65,971	90,777

The table below reconciles the non-GAAP financial performance measure of Cash Costs to Operating expenses, the most directly comparable GAAP measure:

	Three months ended		Nine months ended
	June 26,	June 27,	June 26,	June 27,
(Thousands of Dollars)	2022	2021	2022	2021

Operating expenses	189,648	184,396	563,219	562,631
Adjustments
Depreciation and amortization	8,818	10,836	27,445	33,794
Assets (gain) loss on sales, impairments and other, net	1,086	242	(11,340)	6,938
Restructuring costs and other	6,072	1,419	19,862	5,880
Cash Costs	173,672	171,899	527,252	516,019

NOTES

(1)	The following are non-GAAP (Generally Accepted Accounting Principles) financial measures for which reconciliations to relevant GAAP measures are included in tables accompanying this release:

•

Adjusted EBITDA is a non-GAAP financial performance measure that enhances financial statement users overall understanding of the operating performance of the Company. The measure isolates unusual, infrequent or non-cash transactions from the operating performance of the business. This allows users to easily compare operating performance among various fiscal periods and how management measures the performance of the business. This measure also provides users with a benchmark that can be used when forecasting future operating performance of the Company that excludes unusual, nonrecurring or one time transactions. Adjusted EBITDA is a component of the calculation used by stockholders and analysts to determine the value of our business when using the market approach, which applies a market multiple to financial metrics. It is also a measure used to calculate the leverage ratio of the Company, which is a key financial ratio monitored and used by the Company and its investors. Adjusted EBITDA is defined as net income (loss), plus non-operating expenses, income tax expense, depreciation and amortization, assets loss (gain) on sales, impairments and other, restructuring costs and other, stock compensation and our 50% share of EBITDA from TNI and MNI, minus equity in earnings of TNI and MNI.

• Cash Costs represent a non-GAAP financial performance measure of operating expenses which are measured on an accrual basis and settled in cash. This measure is useful to investors in understanding the components of the Company’s cash-settled operating costs. Periodically, the Company provides forward-looking guidance of Cash Costs, which can be used by financial statement users to assess the Company's ability to manage and control its operating cost structure. Cash Costs are defined as compensation, newsprint and ink and other operating expenses. Depreciation and amortization, assets loss (gain) on sales, impairments and other, other non-cash operating expenses and other expenses are excluded. Cash Costs also exclude restructuring costs and other, which are typically paid in cash.

(2)	This earnings release is a preliminary report of results for the periods included. The reader should refer to the Company's most recent reports on Form 10-Q and on Form 10-K for definitive information.

(3)	Total Digital Revenue in the prior year was reclassified to conform to the current year presentation. Total Digital Revenue is defined as digital advertising and marketing services revenue (including Amplified), digital-only subscription revenue and digital services revenue. Previously other digital subscription revenue was included. All periods have been restated for the reclassification.

(4)	The Company's debt is the $576 million term loan under a credit agreement with BH Finance LLC dated January 29, 2020 (the "Credit Agreement"). Excess Cash Flow is defined under the Credit Agreement as any cash greater than $20,000,000 on the balance sheet in accordance with GAAP at the end of each fiscal quarter, beginning with the quarter ending June 28, 2020.

(5)	TNI refers to TNI Partners publishing operations in Tucson, AZ. MNI refers to Madison Newspapers, Inc. publishing operations in Madison, WI.